EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
---------------------

CAS MEDICAL SYSTEMS REPORTS RECORD FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2004 AND PRIOR YEAR RESTATEMENTS

BRANFORD, CT - FEBRUARY 28, 2005 - CAS MEDICAL SYSTEMS, INC. (OTC BB: CAMY) today announced record financial results for the three months and full year ended December 31, 2004 and a restatement of its 2002 and 2003 results.

FINANCIAL HIGHLIGHTS

Revenues for both the fourth quarter and full year 2004 have reached record levels of $5,549,000 and $19,922,000, respectively. Net income for 2004 of $1,205,000 or $0.11 per diluted common share has also reached a record level for the Company over its twenty-year history. Gross profit as a percentage of sales has significantly improved over gross profit levels achieved during the most recent three years and operating expenses have decreased as a percentage of sales. The Company has also strengthened its balance sheet. Cash has increased by over $1.0 million from the prior year while debt levels have been reduced by over $900,000.

RESTATEMENTS

During the Company's year-end audit, management, together with the Board of Directors, determined that its accounting with respect to a postretirement health benefit plan (the "Plan") was not in accordance with FASB Statement No. 106, "Accounting for Post-Retirement Benefits Other Than Pensions". Under No. 106, companies are required to estimate the total future cost of providing postretirement benefits ("OPEBs") and recognize that cost over the employees service period. During January 2002, the Company established the Plan for its qualifying employees who reach age sixty-five and have provided ten years of service to the Company. The Plan provides certain prescription drug and supplemental health benefits for Medicare qualified retirees of the Company. As described below, the Company has modified the Plan during February 2005 to reduce its cost to the Company.

In restating, OPEB expenses of $270,000 and $264,000 have been recorded for the twelve months ended December 31, 2003 and 2002, respectively. For those years, benefits paid in cash were $22,000 and $9,000. As a result, previously reported net income for 2003 of $737,000 or $0.07 per diluted common share has been restated to $561,000 or $0.05 per share. For 2002, a previously reported net loss of ($325,000) or ($0.03) per share has been restated to a net loss of ($497,000) or ($0.05) per share.

The balance sheet as of December 31, 2004 includes an OPEB liability under the Plan of $737,000. The Company has restated its balance sheet as of December 31, 2003 to reflect the accrued OPEB liability as of that date of $535,000.

During February 2005, the Company's management, together with the Board of Directors, initiated certain changes to the Plan to significantly reduce the Company's future cash requirements. The Plan has been changed to require that the participants now contribute to the payment of premiums effective September 1, 2005, such contributions to be fifty percent of premiums.

FINANCIAL RESULTS

THREE MONTHS ENDING DECEMBER 31, 2004

Net sales for the fourth quarter ended December 31, 2004 totaled a record $5,549,000, up 13% over the $4,917,000 reported for the fourth quarter of the prior year. The increase was primarily led by a 25% increase in sales of the Company's blood pressure products primarily under original equipment manufacturer ("OEM") agreements and sales to the veterinary market under a private-label distribution arrangement. This increase was slightly offset by decreases in sales of the Company's disposable products.

Net income for the fourth quarter of 2004 increased to $343,000 or $0.03 per common share on a diluted basis compared to net income of $148,000 or $0.01 per share on a restated basis for the fourth quarter of 2003. The fourth quarter of 2004 includes $51,000 of OBEP expenses while the fourth quarter of 2003 as restated includes $68,000 of such expenses. Net income for the fourth quarter of 2004 was increased $57,000 or $0.01 per share as a result of certain income tax benefits pertaining to research and development tax refunds, other credits and a change in estimate of prior year provisions. Net income for the fourth quarter of 2003 was increased by the reversal of certain income tax accruals following the favorable completion of a tax audit. This resulted in an income tax benefit of $109,000 or $0.01 per share.

YEAR ENDING DECEMBER 31, 2004

Net sales increased by 18% to a record $19,922,000 for the year ended December 31, 2004 compared to net sales of $16,849,000 for 2003. The growth in net sales was generated by a 33% increase in blood pressure product sales. Sales to domestic customers including the Department of Veterans Affairs ("VA") under the Company's multi-year contract, international sales in various worldwide markets, sales to the veterinary market under a private-label distribution arrangement, and sales to original equipment manufacturers ("OEM") were responsible for the increase.

Net income for the full year 2004 increased to $1,205,000 or $0.11 per diluted common share from restated net income of $561,000 or $0.05 per share for 2003. Net income for 2003 included $500,000 or $0.05 per common share of proceeds from a life insurance policy paid upon the death of one of the Company's key employees. OPEB expenses were $202,000 for 2004 and $270,000 for 2003 (Benefits paid in cash were $27,000 and $22,000, respectively). Net income for 2004 was affected by income tax benefits of $91,000 related to research and development tax refunds, other tax credits and a change in estimate of prior year provisions. Net income for 2003 was affected by the reversal of income tax accruals resulting in an income tax benefit of $106,000 or $0.01 per share. Pre-tax income for 2003 was impacted by write downs of inventory of $417,000 related to the Company's older family of products which became obsolete during the year as a result of the success of the Company's newer product offerings.

Improvements in gross profit as a percentage of sales and reductions in selling, general and administrative expenses as a percentage of sales contributed to the increase in operating income to $1,708,000 for 2004 from a loss on a restated basis of $8,000 in 2003.

COMMENTS FROM MANAGEMENT

FINANCIAL RESULTS

"I am pleased to report the most favorable results ever recorded in our twenty year history" commented Louis P. Scheps, President and CEO of the Company. "Through hard work at all levels of the organization, sales have reached record levels, gross profit rates have improved, and operating expenses have fallen as a percentage of sales. We generated $2.7 million of cash from operations in 2004. Simultaneously, we have improved our balance sheet, repaying over $900,000 in debt while increasing cash by approximately $1.1 million. We have also solidified our infrastructure by strengthening the management team, investing in new machinery and equipment, launching new quality initiatives and installing a new fully-integrated ERP system" stated Mr. Scheps.

"The restatement of our prior year results should not blemish our significant 2004 achievements. In addition, like many companies affected by the spiraling costs of healthcare benefits, we are carefully monitoring our healthcare costs and have recently taken steps to significantly reduce the future cash impact to our Company generated by the retirement benefit plan" added Mr. Scheps.

2005 OUTLOOK

The Company anticipates revenues to reach $23 million to $24 million representing growth of 16% to 21% over 2004 revenues of $19.9 million. Earnings per share on a diluted basis are expected to approximate $0.05 to $0.07 as a result of the Company's decision to invest approximately $2.0 million in Near-Infrared Spectroscopy ("NIRS") research and development, clinical and marketing expenses. The expenses are required in order to support the Company's goal of the NIRS product introduction during early 2006.

Clinical studies are ongoing on the Company's patented NIRS cerebral oximeter in multiple adult and neonatal sites under phase II grants awarded by the National Institutes of Health Small Business Innovation Research program. Results from these studies have shown great promise and the Company has begun talks with the FDA as a prelude to a 510(k) submission for clearance to market the product in the USA.

The Company expects continued growth in sales of its vital signs monitors including the market release of the new VitalMaxTM 750 series of multi-parameter monitors. This new series will include the first dual parameter capnograph to offer both Oridion Systems Ltd. End-tidal carbon dioxide (EtCO2) and Masimo Corporation pulse oximetry (SpO2) technologies, as well as the first three parameter device offering end-tidal CO2, SpO2 and the company's MAXNIBP(R) technology. The new monitors are targeted at key growth markets including procedural sedation, pain management and outpatient surgery. The product is expected to add over $1M in overall revenue to the Company this year.

The Company also expects continued success in sales of its Model 740 to the Department of Veterans Affairs under its five year sole source contract. In addition, the Company has expanded its distribution network both domestically and internationally. The Company also anticipates continued strong growth in the sales in both OEM and Private label arrangements.

Founded in 1984, CAS Medical Systems, Inc. designs, manufactures and markets medical products, specifically blood pressure measurement technology, vital signs monitoring equipment, apnea monitoring equipment and products for neonatal intensive care. The Company's products are designed to improve the quality of patient care and provide exceptional value and performance. With a reputation for the highest quality products available in the markets it serves, CAS products are used by clinicians worldwide.

For more information contact:
CAS Medical Systems, Inc.
44 East Industrial Road
Branford, CT 06405
(203) 488-6056
email: ir@casmed.com

MAXNIBP(R) and VitalMaxTM are registered trademarks.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND INCLUDE, AMONG OTHER THINGS, STATEMENTS RELATED TO FUTURE REVENUES AND EARNINGS. ACTUAL RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTION CONTAINED HEREIN DUE TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

                            CAS MEDICAL SYSTEMS, INC.
                              RESULTS OF OPERATIONS

                                                                     RESTATED                             RESTATED
                                                 THREE MONTHS      THREE MONTHS       TWELVE MONTHS     TWELVE MONTHS
                                                    ENDED             ENDED               ENDED             ENDED
                                                  DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                     2004              2003               2004               2003
                                                 ------------      ------------       ------------      ------------
Revenues                                         $  5,549,475      $  4,917,156       $ 19,922,042      $ 16,849,478

Costs and Expenses:
  Cost of Products Sold                             3,094,701         3,176,493         10,832,946        10,308,023
  Research and Development                            302,451           274,660          1,032,445           929,050
  Selling, General and Administrative               1,704,257         1,431,159          6,349,088         5,620,233
                                                 ------------      ------------       ------------      ------------
                                                    5,101,409         4,882,312         18,214,479        16,857,306

                                                 ------------      ------------       ------------      ------------
Operating Income                                      448,066            34,844          1,707,563            (7,828)

  Proceeds from Insurance Policy, Non-Taxable                                                                500,000
  Interest Expense                                      9,928            19,743             72,432           132,168

                                                 ------------      ------------       ------------      ------------
Income before Income Taxes                            438,138            15,101          1,635,131           360,004

  Income Taxes (Benefit)                               95,064          (132,541)           430,246          (201,024)

                                                 ------------      ------------       ------------      ------------
Net Income                                       $    343,074      $    147,642       $  1,204,885      $    561,028
                                                 ============      ============       ============      ============


EARNINGS PER COMMON SHARE:

    Basic                                        $       0.03      $       0.02       $       0.12      $       0.06

    Diluted                                      $       0.03      $       0.01       $       0.11      $       0.05

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:

    Basic                                           9,846,595         9,684,615          9,819,512         9,657,529

    Diluted                                        11,304,572        10,942,566         11,151,471        10,459,389

Note: As restated, net income through September 30, 2004 was $861,811 or $0.09 per share basic and $0.08 diluted.

                            CAS MEDICAL SYSTEMS, INC.
                                 BALANCE SHEETS

                                                            RESTATED
                                         DECEMBER 31,     DECEMBER 31,
                                             2004             2003            CHANGE
                                         ------------     ------------     ------------
Cash and cash equivalents                $  1,973,452     $    881,087     $  1,092,365
Accounts receivable                         2,929,167        3,307,059         (377,892)
Inventories                                 2,662,686        2,270,616          392,070
Deferred tax assets                           250,342          347,155          (96,813)
Other current assets                          355,367          489,451         (134,084)
                                         ------------     ------------     ------------

  Total current assets                      8,171,014        7,295,368          875,646

Property, plant, and equipment              4,917,074        4,511,475          405,599
Accumulated depreciation                   (2,649,031)      (2,287,978)        (361,053)
                                         ------------     ------------     ------------
                                            2,268,043        2,223,497           44,546

Intangible and other assets, net              167,990          209,210          (41,220)
Deferred tax assets                           385,935          369,813           16,122

                                         ------------     ------------     ------------
  Total assets                           $ 10,992,982     $ 10,097,888     $    895,094
                                         ============     ============     ============


Current portion of long-term debt        $     58,929     $    475,185         (416,256)
Notes payable                                                  219,619         (219,619)
Accounts payable                              734,939        1,007,617         (272,678)
Accrued retirement benefit obligation         736,988          534,899          202,089
Income taxes payable                          417,130                           417,130
Accrued expenses                              854,410          434,963          419,447
                                         ------------     ------------     ------------

  Total current liabilities                 2,802,396        2,672,283          130,113

Long-term debt, less current portion        1,034,495        1,534,523         (500,028)

Common stock                                   39,837           38,851              986
Additional paid-in capital                  3,031,387        2,870,769          160,618
Treasury stock                               (101,480)                         (101,480)
Retained earnings                           4,186,347        2,981,462        1,204,885
                                         ------------     ------------     ------------

Shareholder's equity                        7,156,091        5,891,082        1,265,009

                                         ------------     ------------     ------------
Total liabilities & equity               $ 10,992,982     $ 10,097,888     $    895,094
                                         ============     ============     ============